Exhibit 99.1

RailAmerica Announces Appointments of Charles Swinburn as CEO,
Donald Redfearn as President

Boca Raton, FL – June 10 – RailAmerica, Inc. today appointed Charles Swinburn, a former U.S. deputy assistant secretary for transportation and nine-year veteran of the RailAmerica board, as Chief Executive Officer effective August 1, 2004. The company also announced the appointment of Donald Redfearn, who has served as an officer and board member since 1992, as President.

“We are fortunate to be able to appoint to the CEO position someone with Mr. Swinburn’s broad experience as a business executive, as a government official, as a practicing attorney, and as a Marine Corps officer,” said RailAmerica Chairman Gus Pagonis. “More importantly, because of Charlie’s long service on the Board he knows the Company and its personnel well – he will hit the ground running, and I look forward to working with him in the years ahead.”

Mr. Swinburn said, “I am honored by the trust that my colleagues on the Board have placed in me. I am also excited by the opportunities ahead. The employee team at RailAmerica is first rate, from top to bottom of the organization. Our Board is made up of talented and dedicated people and the management skills and leadership that Gus brings to the Chairman’s position will be invaluable to me as I look to him for advice and guidance in the years ahead.”

Mr. Swinburn’s involvement with the railroad industry dates back to the early 1970s. He held several positions in the Transportation Secretary’s office, managing the DOT’s staff efforts to resolve the Northeast rail crisis, establishing and managing $2 billion in aid programs to the industry, as well as overseeing Amtrak’s $700 million-a-year budget, and serving on the Board of Directors of Amtrak and on the Management Committee of the Alaska Railroad. As the Deputy Assistant Secretary for Policy, he managed DOT staffs and railroad industry deregulation efforts.

Former President Carter appointed Mr. Swinburn to the rank of Distinguished Executive for his government service.

In the private sector, Mr. Swinburn established and led Rollins Field Services, a company that performed approximately 2300 waste remediation projects and became a leader in “Superfund” cleanups. Since 1993, Mr. Swinburn has been an attorney with the Firm of Morgan, Lewis & Bockius in Washington D.C.

Mr. Swinburn was a highly decorated Marine major. In Vietnam he was twice awarded the Distinguished Flying Cross and was awarded the Air Medal 35 times, flying over 700 combat missions.

Mr. Swinburn earned his undergraduate degree from Princeton University, a Masters from Harvard Business School, and his J.D. from the University of Pennsylvania.

“Don Redfearn has served as an officer and director of the Company since its formation in 1992 and his promotion is well deserved. He has shown great ability to strategically build RailAmerica through the years,” Mr. Pagonis said.

Mr. Redfearn said, “I am looking forward to working with Gus and Charlie and the RailAmerica team as we continue to build the organization and execute our strategy for the future.”

Mr. Redfearn has served as Chief Administrative Officer of RailAmerica since January 2000, has served as Executive Vice President and Secretary since 1994 and has served as an officer and director of the Company since 1992. Mr. Redfearn received his B.A. degree from the University of Miami and graduated from the School of Banking of the South at Louisiana State University.

In compliance with the rules of the New York Stock Exchange, the Board appointed Douglas Nichols as the new Chairman of the Corporate Governance and Nominating Committee to replace Mr. Swinburn, who has also resigned as a member of the Company’s Compensation Committee.

Mr. Pagonis concluded, “I am pleased as the Chairman of the Board of RailAmerica to announce these appointments.”

RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 47 railroads operating approximately 12,000 miles in the United States, Canada, and Australia. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events and the performance of RailAmerica that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, fuel costs, foreign currency risks, failure to successfully integrate acquisitions, failure to service debt, failure to successfully market and sell Freight Australia and non- operating/non-strategic properties and assets when scheduled or at all, failure to successfully refinance debt, failure to accomplish new marketing initiatives, economic conditions, customer demand, increased competition in the relevant market, and others. In particular, forward-looking statements regarding earnings and EBITDA of the Company and entities to be acquired are subject to inherent economic, financial and operating uncertainties, including changes in economic conditions, realization of operating synergies, the ability to retain key customers and the impact of unforeseen costs and liabilities of such entities. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.